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[LOGO]  [LETTERHEAD OF GILBERT LAUSTSEN JUNG ASSOCIATES LTD.]

                                                                    Exhibit 23.3

                                LETTER OF CONSENT

                          CONSENT OF PETROLEUM ENGINEERS



As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 relating to the stock incentive plans of The Wiser Oil Company (the "Company"), (Nos. 33-44171, 33-62441, 33-44172, 333-22525 and 333-15083), of certain data from our report entitled "The Wiser Oil Company Canada Ltd. Reserves Appraisal and Economic Evaluation effective January 1, 2002" with respect to the oil and gas reserves of the Company, the future net revenues therefrom and present values attributable to these reserves included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report

                                                Yours very truly,

                                                GILBERT LAUSTSEN JUNG
                                                ASSOCIATES LTD.

                                                /s/ Wayne W. Chow

                                                Wayne W. Chow, P. Eng.
                                                Vice-president

 Calgary, Alberta
 March 18, 2003